Chase Manhattan Auto Grantor Trust 1996-B

                                 Statement to Certificateholders
                                 January 18 2000


    DISTRIBUTION IN DOLLARS

             ORIGINAL            PRIOR                                                                                  CURRENT
               FACE            PRINCIPAL                                                        REALIZED   DEFERRED    PRINCIPAL
  CLASS        VALUE            BALANCE          PRINCIPAL         INTEREST        TOTAL          LOSES    INTEREST     BALANCE
A         1,478,422,107.71   214,747,402.03    17,120,246.64    1,182,900.27    18,303,146.91     0.00       0.00    197,627,155.39
B            45,725,000.00     6,641,760.08       529,499.17       37,415.25       566,914.42     0.00       0.00      6,112,260.91
TOTALS    1,524,147,107.71   221,389,162.11   17,649,745.810    1,220,315.52    18,870,061.33     0.00       0.00    203,739,416.30


   FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                  PASS-THROUGH RATES

                 PRIOR                                                        CURRENT                          CURRENT
                PRINCIPAL                                                    PRINCIPAL             CLASS       PASS THRU
 CLASS           FACTOR           PRINCIPAL        INTEREST      TOTAL         FACTOR                            RATE
A              145.25445805      11.58008024      .80010997   12.38019021   133.67437781       A               6.610000 %
B              145.25445774      11.58008026      .81826681   12.39834707   133.67437747       B               6.760000 %
TOTALS         145.25445804      11.58008024      .80065468   12.38073493   133.67437780

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Mark  McDermott
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-7016
Email: mark.mcdermott@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                 January 18 2000
                         STATEMENT TO CERTIFICATEHOLDERS

                                Due Period                                    40
                                Due Period Beg Date                     12/01/99
                                Due Period End Date                     12/31/99
                                Determination Date                      01/10/00

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                            Class A Interest                                                                                   0.00
                            Class B Interest                                                                                   0.00
                            Class A Principal                                                                                  0.00
                            Class B Principal                                                                                  0.00
                            TOTAL                                                                                              0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                            By Seller                                                                                          0.00
                            By Servicer                                                                                  376,507.04
                            TOTAL                                                                                        376,507.04

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                 January 18 2000

Section 5.8(xi)  Advance Summary for Collection Period
                            Unreimbursed Advances for Previous Period                                                  4,084,748.70
                            Unreimbursed Advances for Period                                                           4,083,313.71
                            Change From Previous Periods                                                                  -1,434.99

                            Reimbursed advance from collections                                                          284,607.00
                            Reimbursed advance from liquidation proceeds                                                  12,116.17
                            Reimbursed advance from reserve account withdrawals                                                0.00

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION